EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We herby consent to the incorporation by reference in the Registration Statement of Ameriana Bancorp on Form S-8 (File Nos. 333-04013, 333-56111 and 333-139711) of our report, dated March 31, 2011 on our audits of the consolidated financial statements of Ameriana Bancorp as of December 31, 2010 and 2009 and for the years then ended December 31, 2010, which report is included in Ameriana Bancorp’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010.

/s/ BKD, LLP
Indianapolis, Indiana
March 31, 2011